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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-83952) and related Prospectus of Williams Energy Partners L.P. (the Company), for the registration of $1,800,000,000 of Debt and Equity Securities and to the incorporation by reference therein of our report dated April 11, 2002, with respect to the consolidated financial statements of the Company included in the Company's Current Report on Form 8-K.

                                             /s/ Ernst & Young LLP

Tulsa, Oklahoma
May 9, 2002